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                                                                    EXHIBIT 99.3

                             STOCK OPTION AGREEMENT

          STOCK OPTION AGREEMENT, dated as of March 30, 2002 (this "Agreement"),
                                                                    ---------
between Cendant Corporation, a Delaware corporation ("Parent"), Tornado
                                                      ------
Acquisition Corp., an Oregon corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub") and Trendwest Resorts, Inc., an Oregon corporation (the
            ----------
"Company"). In addition to the terms defined elsewhere in this Agreement,
 -------
capitalized terms used and not defined in this Agreement have the respective meanings ascribed to them in the Merger Agreement.

          WHEREAS, Parent, Merger Sub, Jeld-wen, Inc., an Oregon corporation ("Majority Shareholder"), and the Company, concurrently with the execution and
  --------------------
delivery of this Agreement, will enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Merger Agreement"), providing
                                                  ----------------
for, among other things, the merger of Merger Sub with and into the Company (the "Merger");
 ------

          WHEREAS, Majority Shareholder and certain other shareholders of the Company beneficially owning approximately ninety percent (90%) of the outstanding shares of common stock, no par value, of the Company (the "Company
                                                                       -------
Common Stock") have agreed, pursuant to a Stock Purchase Agreement, dated the
------------
date hereof, by and among Parent, Merger Sub and such shareholders, to sell such shares to Merger Sub and Merger Sub has agreed to purchase such shares (a purchase of Company Common Stock under the Stock Purchase Agreement, the "Stock
                                                                          -----
Purchase"), subject to the terms and conditions of the Stock Purchase Agreement;
--------
and

          WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Company agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, and the Company has agreed, to grant Parent the Option (as hereinafter defined) upon the terms and subject to the conditions of this Agreement.

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE OPTION

          Section 1.1 Grant of Option. The Company hereby grants to Merger Sub
                      ---------------
an irrevocable option (the "Option") to purchase, subject to the first proviso
                            ------
of the next sentence of this Section 1.1, newly-issued shares (the "Option
                                                                    ------
Shares") of Company Common Stock at a purchase price per Option Share equal to
------
twenty-four dollars ($24.00), payable in cash by wire transfer of immediately available funds (, the "Exercise Price"). The number of Option Shares that may
                        --------------
be received upon the exercise of the Option and the Exercise Price are subject to adjustment as herein set forth; provided,
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however, that in no event shall the number of Option Shares issued pursuant
-------
hereto exceed 19.9% of the number of shares of Company Common Stock issued and outstanding (without giving effect to any Option Shares subject to or issued pursuant to the Option) on the date hereof (the "Original Number") if Merger
                                                 ---------------
Sub's receipt of twenty percent (20%) or more of the Original Number would on any date require the approval of the holders of Company Common Stock pursuant to the listing requirements or rules of NASDAQ; and provided, further, however,
                                                 --------  -------  -------
that in no event shall the number of Option Shares issued pursuant hereto exceed the number of shares of Company Common Stock necessary to make certain that Merger Sub will beneficially own not less than 90.5% of the shares of Company Common Stock on the date of any exercise (and, for the sake of clarity, to make certain that Merger Sub will beneficially own that number of shares of Company Common Stock required the Oregon Business Corporation Act to effect the Merger pursuant to Section 60.491 thereof). This Agreement shall terminate, and the Option hereby granted shall expire at the Effective Time (as defined in the Merger Agreement); provided, however, this Agreement shall not terminate, and
                   --------  -------
the Option shall not expire if any Option Notice (as defined below) has been given by Parent prior to such date.

          Section 1.2 Exercise Of Option.
                      ------------------

               (a) Merger Sub (or its designee) may exercise the Option, in whole or in part, at any time and from time to time, in accordance with the terms of this Agreement, from and after the date on which Merger Sub shall have purchased pursuant to the Stock Purchase Agreement shares of Company Common Stock constituting at least 71% of the shares of Company Common Stock issued and outstanding on the date of purchase.

               (b) In the event that Merger Sub wishes to exercise all or any part of the Option, Merger Sub shall give written notice (an "Option Notice,"
                                                              -------------
with the date of the Option Notice being hereinafter called a "Notice Date") to
                                                               -----------
the Company, specifying the number of Option Shares it will purchase and a place and date for closing such purchase (a "Top-Up Closing" and such date a "Top-Up
                                       --------------                   ------
Closing Date"). The Notice Date may be the Top-Up Closing Date. Merger Sub's
------------
obligation to purchase Option Shares upon any exercise of the Option is subject (at its election) to the conditions that (i) no preliminary or permanent injunction or other order against the purchase, issuance or delivery of the Option Shares issued by any federal, state or foreign court of competent jurisdiction shall be in effect (and no action or proceeding shall have been commenced or threatened for purposes of obtaining such an injunction or order) and (ii) there shall have been no breach of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the Merger Agreement; provided, however, that neither failure by Merger Sub to purchase
           --------  -------
Option Shares upon exercise of the Option at any Top-Up Closing as a result of the non-satisfaction of any of such conditions nor the withdrawal of any Option Notice in accordance with the next proviso shall not affect or prejudice Parent's right to purchase such Option Shares upon the subsequent satisfaction of such conditions; and provided, further, however, that Merger Sub shall be
                        --------  -------  -------
entitled to

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withdraw any Option Notice at any time prior to the consummation of the transactions to be consummated at the Top-Up Closing to which such Option Notice relates.

          Section 1.3 Purchase of Option Shares. At any Top-Up Closing, (i) the
                      --------------------------
Company will deliver to Merger Sub the certificate or certificates representing the number of Option Shares being purchased in proper form for transfer upon exercise of the Option in the denominations designated by Merger Sub in the Option Notice, and, if the Option has been exercised in part, a new Option evidencing the rights of Merger Sub to purchase the balance of the Option Shares subject thereto, and (ii) Merger Sub will deliver to the Company immediately available funds to the order of the Company equal to the Exercise Price times the number of Option Shares set forth in the applicable Option Notice to be purchased at such Top-Up Closing.

          Section 1.4 Adjustments Upon Share Issuances, Changes in
                      --------------------------------------------
Capitalization, etc. If after the date hereof and on or prior to any Top-Up
-------------------
Closing Date the outstanding shares of Company Common Stock shall be changed into a different number of shares as a result of any stock split, reverse stock split, stock dividend, reclassification or any similar transaction, the type and number of the Option Shares to be issued by the Company and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Merger Sub shall receive upon exercise of the Option the number and class of shares or other securities or property that Merger Sub would have received with respect to the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable, and Merger Sub had elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

               (a) The rights of Merger Sub under this Section 1.4 shall be in addition to, and shall in no way limit, its rights against the Company for any breach of the Merger Agreement.

               (b) The provisions of this Agreement shall apply with appropriate adjustments to any securities for which the Option becomes exercisable pursuant to this Section 1.4.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Merger Sub as follows:

          Section 2.1 Authority Relative to this Agreement. The Company is a
                      ------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. The Company has full corporate power and authority to execute and

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deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation of such transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto is a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof except to the extent that that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by generally equitable principles.

          Section 2.2 No Conflict; Required Filings and Consents. The execution
                         ---------------------------------------
and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the articles of incorporation or by-laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance of any kind on any of the Option Shares pursuant to, any agreement, contract, indenture, notice or instrument to which the Company is a party or by which the Company is bound or affected, or (iv) except for applicable requirements, if any, of the Australian Foreign Acquisitions and Takeovers Act 1975, the Nasdaq National Market relating to listing of the Option Shares, the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), require any filing by the Company with, or any permit,
---------------
authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, except in the case of the foregoing clauses (ii) through
(iv) for any such conflicts, violations breaches, defaults, failures to file or obtain the consent or approval of, or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Company of its obligations under this Agreement.

          Section 2.3 Option Shares. The Company has taken all necessary
                      -------------
corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Top-Up Closing shall have reserved, all the Option Shares issuable pursuant to this Agreement. All of the shares of Company Common Stock issuable under the Option, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will be delivered free and clear of all Liens and will not be subject to any preemptive rights.

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                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby represent and warrant to the Company as follows:

          Section 3.1 Authority Relative to this Agreement. Each of Parent and
                      ------------------------------------
Merger Sub is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and has the full corporate power and authority to perform the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Merger Sub and Parent and by Parent as sole shareholder of Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of such transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the other parties hereto, is the valid and binding obligation of Merger Sub, enforceable against Parent or Merger Sub in accordance with the terms hereof.

          Section 3.2 No Conflict, Required Filing and Consents. The execution
                      -----------------------------------------
and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (a) conflict with or result in any breach of any provision of the certificate of incorporation, the bylaws or similar organizational documents of Parent or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which Parent or Merger Sub is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture, note or instrument to which Parent or Merger Sub is a party or by which it is bound or affected or (iv) except for applicable requirements, if any, of the Australian Foreign Acquisitions and Takeovers Act 1975, the Exchange Act, or the Securities Act, require any filing by Parent or Merger Sub with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, except in the case of each of the foregoing clauses (i) through (iv) for any such conflicts, violations, breaches, defaults, failures to file or obtain the consent or approval of, or other occurrences that would not cause or create a material risk of non-performance or delayed performance by each of Parent or Merger Sub of its obligations under this Agreement.

          Section 3.3 Investment Intent. The purchase of Option Shares pursuant
                      -----------------
to this Agreement is for the account of Parent for the purpose of investment and

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not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

          Section 4.1 Registration Rights; Listing of Option Shares. Upon
                      ---------------------------------------------
issuance of the Option Shares, the Company shall, at its expense, cause the Option Shares to be approved for quotation on the Nasdaq National Market System subject to notice of issuance, as promptly as practicable, and will provide prompt notice to The Nasdaq Stock Market, Inc. of the issuance of each Share pursuant to any exercise of the Option.

          Section 4.2 Transfer of Option Shares; Restrictive Legend. Prior to
                      ---------------------------------------------
the time Option Shares are registered under the Securities Act, Merger Sub agrees not to transfer or otherwise dispose of the Option Shares, or any interest therein, without first providing to the Company an opinion of counsel for Merger Sub, reasonably satisfactory in form and substance to counsel for the Company, to the effect that such transfer or disposition will not violate the Securities Act or any applicable state law governing the offer and sale of securities, and the rules and regulations thereunder. Prior to the time Option Shares are registered under the Securities Act, Merger Sub further agrees to the placement on the certificate(s) representing the Option Shares of the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY BE RE-OFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE."

provided that upon provision to the Company of any opinion of counsel for Merger Sub, reasonably satisfactory in form and substance to counsel for the Company, to the effect that such legend is no longer required under the provisions of the Securities Act or applicable state securities laws, the Company shall promptly cause new un-legended certificates representing such Option Shares to be issued to Parent against surrender of such legended certificates.

          Section 4.3 Best Efforts. Subject to the terms and conditions of this
                      ------------
Agreement, Parent and the Company shall each use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other and

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provide any necessary information and material with respect to all filings made by such party with any governmental or regulatory authority in connection with this Agreement or the transactions contemplated hereby.

          Section 4.4 Further Assurances. The Company shall perform such further
                      ------------------
acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out the provisions of this Agreement. If Parent shall exercise the Option, or any portion thereof, in accordance with the terms of this Agreement, the Company shall, without additional consideration, execute and deliver all such further documents and instruments and take all such further action as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          Section 4.5 Survival. All of the representations, warranties and
                      --------
covenants contained herein shall survive a Top-Up Closing and the representations and warranties contained herein shall be deemed to have been made as of the date hereof and as of the date of each Top-Up Closing.

                                   ARTICLE V

                                  MISCELLANEOUS

          Section 5.1 Specific Performance. The parties hereto agree that if any
                      --------------------
of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without any requirement for securing or posting any bond, in addition to any other remedy at law or equity.

          Section 5.2 Entire Agreement; No Third-Party Beneficiaries. This
                      ----------------------------------------------
Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 5.3 Assignment. This Agreement shall not be assigned by any of
                      ----------
the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder (x) to Parent, (y) to Parent and one or more direct or indirect wholly-owned Subsidiaries of Parent, or (z) to one or more direct or indirect wholly-owned Subsidiaries of Parent (each, a "Parent
                                                                      ------
Assignee"). Any such Parent Assignee may thereafter assign, in its sole
--------
discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Parent Assignees. Subject to the preceding sentence, but without relieving any party

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hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 5.4 Severability. If any term or other provision of this
                      ------------
Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

          Section 5.5 Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 5.6 Counterparts. This Agreement may be executed manually or
                      ------------
by facsimile by the parties hereto, or xerographically or electronically by their respective attorneys, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

          Section 5.7 Notices. All notices or other communications hereunder
                      -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice): (i) if to Parent or Merger Sub, to its address set forth in
Section 12.3(a) of the Merger Agreement; and (ii) if to the Company, to the Company's address set forth in Section 12.3(b) of the Merger Agreement.

          Section 5.8 Interpretation. When a reference is made in this Agreement
                      --------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from

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time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or entity of any kind whatsoever, including any Governmental Authority. References to a Person are also to its permitted successors and assigns.

          Section 5.9 Headings. The article and section headings contained in
                      --------
this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          Section 5.10 Jurisdiction and Venue. Each party hereto hereby
                       ----------------------
irrevocably submits to the exclusive jurisdiction of any Delaware state court or federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement and the Transactions, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably consents to personal jurisdiction in any such action brought in any such Delaware state or federal court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Delaware state or federal court and any claim that any such Delaware state or federal court is an inconvenient forum. Each party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or the Transactions. Each party hereby certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 5.10.

          Section 5.11 Acknowledgements. The parties hereto acknowledge and
                       ----------------
agree that (i) each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision, and
(ii) each party has been represented by counsel in reviewing and negotiating such terms and provisions. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

          Section 5.12 Definitions. In addition to the terms defined elsewhere
                       -----------
in this Agreement, capitalized terms used and not defined in this Agreement have the respective meanings ascribed to them in the Merger Agreement.

          Section 5.13 Amendment; Modification and Waiver. Subject to applicable
                       ----------------------------------
Law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto, by action taken by their respective boards of directors or
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governing bodies. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, each of the Parent, Merger Sub and the Company have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                            CENDANT CORPORATION


                                            By: /s/ Eric J. Bock
                                               ---------------------------------
                                               Name:
                                               Title:


                                            TORNADO ACQUISITION CORPORATION


                                            By: /s/ Eric J. Bock
                                               ---------------------------------
                                               Name:
                                               Title:


                                            TRENDWEST RESORTS, INC.


                                            By: /s/ Timothy O'Neil
                                               ---------------------------------
                                               Name:
                                               Title:

                    Signature page to Stock Option Agreement

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